Filed Pursuant to Rule 424(b)(3)
Registration No. 333-118832-01 and
Registration No. 333-118832-10
SUPPLEMENT dated February 1, 2006
(To Prospectus Supplement Dated January 26, 2006
to Prospectus Dated September 17, 2004)
$296,241,100 (Approximate)
SEQUOIA ALTERNATIVE LOAN TRUST
Mortgage Pass-Through Certificates, Series 2006-1
RWT Holdings, Inc., Sponsor and Seller
Sequoia Residential Funding, Inc., Depositor
Sequoia Alternative Loan Trust 2006-1, Issuing Entity
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     Notwithstanding anything to the contrary on page S-1 of the accompanying prospectus supplement, (i) the initial Class Principal Amount of the Class A-1 Certificates is $237,930,000 and (ii) the initial Class Principal Amount of the Class A-2 Certificates is $41,000,000. Accordingly, rows one and two of the table on page S-1 in the accompanying prospectus supplement are hereby deleted and replaced with the following:

	Initial Class	Initial	Interest			Initial
	Principal	Interest	Rate	Principal		Certificate Ratings
Class	Amount(1)	Rate(2)	Formula	Type	Interest Type	Moody's	S&P
A-1	$237,930,000	6.206%	(3)	Super Senior	Variable Rate	Aaa	AAA
A-2	$41,000,000	6.206%	(3)	Senior Support	Variable Rate	Aaa	AAA
     Capitalized terms used herein are as defined in the accompanying prospectus supplement.